MEDIA AND INVESTOR CONTACT, U.S.:
Alan Schoenbart
Vizacom Inc.
P: (201) 928-1001 x 22
E: aschoenbart@vizacom.com

INVESTOR CONTACT, EUROPE:
Kate Armstrong
Scarlet Associates Limited
P: (44) 1-293-885-510
E: scarlet@ukgateway.net


                         VIZACOM APPOINTS FRANCIS MURPHY
                            TO ITS BOARD OF DIRECTORS

                    BUSINESS DEVELOPMENT, M&A AND INVESTMENT
                      CONSULTANT SPECIALIZING IN E-VENTURES


TEANECK, NEW JERSEY - SEPTEMBER 1, 2000 VIZACOM INC. (NASDAQ:VIZY), a professional solutions organization specializing in e-business strategy, design and customer relationship management, today announced the appointment of Francis
X. Murphy to its board of directors.

Mr. Murphy brings to Vizacom over fifteen years of executive management and board experience in the Internet and information technology arena. He founded and is president of Emerging Technology Ventures, Inc., a finance, merger and acquisition, and technology consulting firm specializing in promising e-ventures. Mr. Murphy also is a director of Incsi-Statements.com, Corp. (NASDAQ:INCSI), a provider of Internet-based and on-site enterprise software and services for electronic statement presentment. Additionally, Mr. Murphy has held executive management positions with Advanced Computer Technologies, Inc., a provider of network integration and application hosting services, and Baxter International Inc., a manufacturer and distributor of health-care products and services.

"We look forward to the benefits that Frank's considerable experience in building technology companies will bring to Vizacom's board and strategies," said Marc E. Jaffe, chairman of the Company's board of directors. "His background facilitating significant M&A and investment activity for Internet companies holds particular value for Vizacom as it seeks to expand its Internet services business geographically through acquisition and internally through organic growth."

Mr. Francis Murphy was elected by the Company's board to Class I of its directors, to serve until the Company's annual meeting of stockholders to be held in 2003. Additionally, Mr. Murphy was appointed to the audit and compensation committees of Vizacom's board of directors.

Today, Vizacom also announced that Werner G. Haase has resigned as one of its directors.

ABOUT VIZACOM INC.
Vizacom is a provider of professional solutions that build the strategy, design, technology and customer relationship-support and -management systems for e-businesses. Through its subsidiaries, Vizacom operates nine offices in the United States, United Kingdom, and Germany. Its largest subsidiary, Vizy Interactive Inc., provides business strategy consulting, creative graphic design, e-commerce, and systems integration services to the world's leading companies, including Petrossian Paris, MTV, SoBe Beverage, and Phillips-Van Heusen (IZOD apparel). Vizacom's multinational, multilingual web-enabled call center operation, Dialog24, provides web-based customer relationship support and management solutions to e-businesses. Together, the solutions of Vizy Interactive and Dialog24 add a new and crucial element--web-based customer service--to the capabilities typically provided by Internet solutions providers. Additionally, Vizacom publishes the Harvard Graphics and Serif line of consumer graphics software products through its SPC and Serif subsidiaries.

SAFE HARBOR
Matters set forth herein may include forward-looking statements involving risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, the market acceptance and amount of sales of the Company's interactive e- commerce services and solutions, and software and hardware products; the Company's ability to expand into the markets for Internet-related services, including e-commerce solutions and web- enabled customer service; the Company's ability to develop, acquire or license marketable products, services and successful businesses; the Company's ability to support the growth of its businesses; the Company's ability to integrate or coordinate the operations of its businesses; the Company's ability to integrate or coordinate the services provided through its interactive and e- commerce companies; the Company's ability to hire, train, motivate and retain employees; the competitive environment within the Company's industries; the Company's ability to raise additional capital; the success of the Company's VisualCities.com Internet commerce network; and the extent that the Company's direct marketing operations achieve satisfactory response rates. Investors are directed to consider other risks and uncertainties as discussed in documents filed by the Company with the SEC.